EXHIBIT A
                            JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D relating to the same investment) with respect to the shares of common stock, par value $0.0001 per share, of Alarmguard Holdings, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


Dated:  April 14, 1998.      OZ MANAGEMENT, L.L.C.

                             By:  /s/ Daniel S. Och
                             --------------------------------
                             Name:   Daniel S. Och
                             Title:  Managing Member



Dated:  April 14, 1998.      OZ MASTER FUND, LTD.
                             By:  OZ MANAGEMENT, L.L.C.
                                  as Investment Manager


                             By:  /s/ Daniel S. Och
                             ----------------------------------
                             Name:  Daniel S. Och
                             Title:  Managing Member



Dated:  April 14, 1998.      ZIFF ASSET MANAGEMENT, L.P.
                             By:  PBK Holdings, Inc.
                                         as General Partner


                             By:  /s/ Philip B. Korsant
                             -----------------------------------
                             Name:    Philip B. Korsant
                                    Title:   President